SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2004

Charter Communications, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation or Organization)

000-27927	43-1857213

(Commission File Number)	(I.R.S. Employer Identification Number)

12405 Powerscourt Drive
St. Louis, Missouri 63131

(Address of principal executive offices including zip code)

(314) 965-0555

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

ITEM 7. EXHIBITS.
ITEM 9. REGULATION FD DISCLOSURE
SIGNATURES
PRESS RELEASE

ITEM 7. EXHIBITS.

The following exhibit is furnished but not filed pursuant to Item 9.

Exhibit
Number	Description

99.1	99.1 Press release dated January 5, 2004.*

*	furnished herewith

ITEM 9. REGULATION FD DISCLOSURE

Charter Communications, Inc announced today the appointment of Michael P. Huseby to the position of Executive Vice President and Chief Financial Officer. A copy of the press release announcing this appointment is being furnished (but not filed) as Exhibit 99.1 with this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Charter Communications, Inc. has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARTER COMMUNICATIONS, INC.,
Registrant

Dated: January 5, 2004
	By:	/s/ Curtis S. Shaw

Name: Curtis S. Shaw Title: Executive Vice President, General Counsel and Secretary